Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Erin Arnold, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olson, (303) 404-6497, News@vailresorts.com
Vail Resorts Reports Certain Ski Season Metrics for the Season-to-Date Period Ended April 14, 2024
BROOMFIELD, Colo. - April 19, 2024 - Vail Resorts, Inc. (NYSE: MTN) today reported certain ski season metrics for the comparative periods from the beginning of the ski season through April 14, 2024, and for the prior year period through April 16, 2023. The reported ski season metrics are for the Company’s North American destination mountain resorts and regional ski areas, excluding the results of the Australian ski areas and Andermatt-Sedrun in both periods. The data mentioned in this release is interim period data and is subject to fiscal quarter end review and adjustments.
•Season-to-date total skier visits were down 7.8% compared to the prior year season-to-date period.
•Season-to-date total lift ticket revenue, including an allocated portion of season pass revenue for each applicable period, was up 3.2% compared to the prior year season-to-date period.
•Season-to-date ski school revenue was up 7.0% and dining revenue was up 2.4% compared to the prior year season-to-date period. Retail/rental revenue for North American resort and ski area store locations was down 7.1% compared to the prior year season-to-date period.
Commenting on the ski season to date, Kirsten Lynch, Chief Executive Officer, said, “Given the unfavorable conditions across our North American resorts for a large portion of the season, we are pleased with our overall results as the 2023/2024 North American ski season nears completion, highlighting the stability provided by our season pass program and the investments we have made in our resorts and employees. While visitation declined, our lift revenue increased driven by the growth in pass sales committed ahead of the season, and our ancillary businesses performed well, with particularly strong growth in spending per visit in our ski and ride school, dining, and rental businesses compared to the same period in the prior year. The results throughout the 2023/2024 North American ski season demonstrate the resiliency of our strategic business model and our network of resorts and loyal guests.
“As expected, results in March and April improved compared to the season-to-date period through March 3, 2024, with March and April visitation across our western North American resorts exceeding prior year record levels supported by the improved conditions. Pass product visitation returned as expected to normal historical guest behavior for the spring. However, lift ticket visitation did not return to normal historical guest behavior, primarily at Whistler Blackcomb, which was down significantly relative to the prior year period. As noted in the March earnings release, the challenging early season conditions at Whistler Blackcomb and our Tahoe resorts persisted through early March. When conditions improved, visitation at our Tahoe resorts responded as expected, however visitation at Whistler Blackcomb remained below expectations.”
Regarding the outlook for fiscal 2024, Lynch said, “While late season results improved, we now expect to finish the year at or around the low end of our Resort Reported EBITDA guidance range issued on March 11, 2024, primarily driven by Whistler Blackcomb performance in the March and April period. Our strong season pass sales results, prior to the start of this season, greatly mitigated the impact of the unfavorable conditions that existed across our North American resorts for a large portion of the season, highlighting the stability created by our advance commitment strategy.”
Commenting on spring season pass sales, Lynch continued, “Our attention is already turning to the 2024/2025 season, with spring pass sales underway. To date, through the April deadline, we have seen a modest decline in pass product units and growth in sales dollars. The April sales deadline only impacts a portion of our renewing pass holders that are eligible for buddy ticket benefits, and we will have more to share in our third quarter earnings release in June 2024.”
Basis of Presentation
The reported ski season metrics include growth for season pass revenue based on estimated fiscal 2024 North American season pass revenue compared to fiscal 2023 North American season pass revenue. The metrics include all North American destination mountain resorts and regional ski areas, and are adjusted to eliminate the impact of foreign currency by applying current period exchange rates to the prior period for Whistler Blackcomb’s results. “Eastern” U.S. resorts collectively refers to the 26 Midwest, Mid-Atlantic and Northeast resorts.
About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts is a network of the best destination and close-to-home ski resorts in the world including Vail Mountain, Breckenridge, Park City Mountain, Whistler Blackcomb, Stowe, and 32 additional resorts across North America; Andermatt-Sedrun in Switzerland; and Perisher, Hotham, and Falls Creek in Australia. We are passionate about providing an Experience of a Lifetime to our team members and guests, and our EpicPromise is to reach a zero net operating footprint by 2030, support our employees and communities, and broaden engagement in our sport. Our company owns and/or manages a collection of elegant hotels under the RockResorts brand, a portfolio of vacation rentals, condominiums and branded hotels located in close proximity to our mountain destinations, as well as the Grand Teton Lodge Company in Jackson Hole, Wyo. Vail Resorts Retail operates more than 250 retail and rental locations across North America. Learn more about our company at www.VailResorts.com, or discover our resorts and pass options at www.EpicPass.com.
Forward-Looking Statements
Certain statements discussed in this press release other than statements of historical information are forward-looking statements within the meaning of the federal securities laws, including the statements regarding expected fiscal 2024 performance (including the assumptions related thereto) and, our operations; sales patterns and expectations related to our season pass sales and products; our expectations regarding the 2024/2025 season; and our expectations regarding our ancillary lines of business. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to the economy generally and our business and results of operations, including the ultimate amount of refunds that we would be required to refund to our pass product holders for qualifying circumstances under our Epic Coverage program; prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; risks associated with the effects of high or prolonged inflation, rising interest rates and financial institution disruptions; unfavorable weather conditions or the impact of natural disasters or other unexpected events; the willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or public health emergencies, and the cost and availability of travel options and changing consumer preferences, discretionary spending habits, or willingness to travel; risks related to interruptions or disruptions of our information technology systems, data security, or cyberattacks; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends; our ability to acquire, develop and implement relevant technology offerings for customers and partners, including effectively implementing our My Epic application; the seasonality of our business combined with adverse events that may occur during our peak operating periods; competition in our mountain and lodging businesses or with other recreational and leisure activities; risks related to the high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks related to federal, state, local and foreign government laws, rules, and regulations, including environmental and health and safety laws and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products, properties, and services effectively; potential failure to adapt to technological developments or industry trends regarding information technology; risks related to our workforce, including increased labor costs, loss of key personnel, and our ability to maintain adequate staffing, including hiring and retaining a sufficient seasonal workforce; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; risks related to scrutiny and changing expectations regarding our environmental, social and governance practices and reporting; our ability to successfully integrate acquired businesses, or that acquired businesses may fail to perform in accordance with expectations, such as, the Seven Springs Resorts and Andermatt-Sedrun, including their integration into our internal controls and infrastructure; our ability to successfully navigate new markets, including Europe; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars and the Swiss franc, as compared to the U.S. dollar; changes in tax laws, regulations or interpretations, or adverse determinations by taxing authorities; risks related to our indebtedness and our ability to satisfy our debt service requirements under our outstanding debt, including our unsecured senior notes, which could reduce our ability to use our cash flow to fund our operations, capital expenditures, future business opportunities, and other purposes; a materially adverse change in our financial condition; adverse consequences of current or future legal claims; changes in accounting judgments and estimates, accounting principles, policies, or guidelines; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023, which was filed on September 28, 2023.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.